UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HEALTHWAYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 14, 2008
The Company’s Proxy Statement and Annual Report to Stockholders for the fiscal year ended August 31, 2007 are also available at www.proxydocs.com/hway

Healthways, Inc. Notice of Annual Meeting
Date: Thursday, February 14, 2008
Time: 9:00 A.M. Central Time
Place: Loews Vanderbilt Hotel, 2100 West End Avenue,
           Nashville Tennessee 37203
The purpose of the meeting is to take action on the following
     (1) To elect three (3) directors to hold office for a term of three (3) years or until their successors have been elected and qualified;

     (2) To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008; and

     (3) To consider and act upon a proposal to amend the Company’s Restated Certificate of Incorporation, as amended, (the “Certificate of Incorporation”), to increase the number of authorized shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) from 75,000,000 to 120,000,000.
     The Board of Directors recommends a vote FOR each of the above proposals.
     Whether or not you expect to attend in person, we urge you to vote your shares by phone, via the Internet, or by signing, dating, and returning the proxy card at your earliest convenience in accordance with the instructions on the proxy card. Submitting your proxy now will not prevent you from voting your stock at the meeting if you want to do so, as your vote by proxy is revocable at your option.